SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                  PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (earliest event reported):  July 31, 1998

                   ALUMINUM COMPANY OF AMERICA

     (Exact name of registrant as specified in its charter)


        Pennsylvania              1-3610          25-0317820
(State or other jurisdiction  (Commission File  (I.R.S. Employer
        of incorporation)         Number)      Identification No.)


425 Sixth Avenue, Alcoa Building, Pittsburgh, Pennsylvania 15219-1850

  (Address of principal executive offices)                 (Zip code)

     Office of Investor Relations               412-553-3042
     Office of the Secretary                    412-553-4707

       (Registrant's telephone number including area code)

Item 5. Other Events.

     The Registrant issued the following press release on July 31, 1998:

Alcoa Completes Merger with Alumax


     Alcoa announced today that the stockholders of Alumax Inc. voted to approve its merger with Alcoa (NYSE: AA) at a special meeting of stockholders in Atlanta. The merger is effective immediately.
     Shares of Alumax stock ceased trading on the New York
Stock Exchange immediately following the vote. As a result of the merger, each outstanding Alumax share was converted into
0.6975 of a share of Alcoa common stock.
     Alumax stockholders who hold their own stock certificates will receive notice in the mail regarding the process to exchange their shares for Alcoa stock.
     Alumax stockholders whose shares are held through banks or brokers will receive information about their holdings from those institutions.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the following authorized officer.

                                ALUMINUM COMPANY OF AMERICA


                                By   Earnest J. Edwards
Date  July 31, 1998                  Earnest J. Edwards
                                     Senior Vice President and
                                     Controller
                                     (Principal Accounting
                                     Officer)